Exhibit 99.1

750 Route 202 South Suite 600 Bridgewater, NJ 08807

Press Release:

SYNCHRONOSS TECHNOLOGIES, INC. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2011 FINANCIAL RESULTS

•                  Fourth quarter non-GAAP total revenue of $62.3 million increases 22% year-over-year

•                  Fourth quarter non-GAAP operating income of $15.9 million increases 38% year-over-year and represents 25% non-GAAP operating margin

•                  Fourth quarter non-GAAP EPS was $0.34, which was $0.05 above the high-end of guidance after adjusting for a lower than expected tax rate

•                  Strong connected device volumes and automation rates drive year-end results

BRIDGEWATER, NJ — February 7, 2012 — Synchronoss Technologies, Inc. (NASDAQ: SNCR), the world’s leading provider of transaction management, cloud enablement and connectivity services for connected devices, today announced financial results for the fourth quarter and full year of 2011.

“The fourth quarter was highlighted by revenue and profitability that exceeded our expectations, and it was a strong finish to a record year for synchronoss,” said stephen g. Waldis, founder and chief executive officer of synchronoss.  “we experienced strong transaction volumes related to smartphones and connected devices which led to increased automation rates and much stronger than expected profitability.  The fourth quarter provided evidence of the operating leverage created by our connect-synch-activate strategy, and we believe it positions us well to scale our business model as we focus on expanding our on-device presence to hundreds of millions of connected devices in the years ahead.”

For the fourth quarter of 2011, synchronoss reported net revenues of $62.2 million on a gaap basis, representing an increase of 26% compared to the fourth quarter of 2010.  Gross profit was $33.8 million and income from operations was $7.0 million in the fourth quarter of 2011.  Gaap net income applicable to common stock was $8.2 million, leading to gaap diluted earnings per share of $0.21, compared to a gaap net loss per share of ($0.09) for the fourth quarter of 2010.

Synchronoss reported non-GAAP net revenues, which adds back the purchase accounting adjustment related to FusionOne’s revenues, of $62.3 million, an increase of 22% compared to the fourth quarter of 2010.  Non-GAAP gross profit for the fourth quarter of 2011 was $35.4 million, representing a gross margin of 56.8%.  Non-GAAP income from operations was $15.9 million in the fourth quarter of 2011, representing a year-over-year increase of 38% and an operating margin of 25.5%.  Non-GAAP net income was $13.3 million in the fourth quarter of 2011, leading to diluted earnings per share of $0.34, an increase compared to $0.21 for the fourth quarter of 2010.  Non-GAAP diluted earnings per share for the fourth quarter of 2011 was $0.11 above the high end of company guidance, with $0.06 due to a lower than expected tax rate and $0.05 driven by the combination of higher revenue, higher automation rates and prudent expense management.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Lawrence R. Irving, Chief Financial Officer and Treasurer, said “Synchronoss delivered meaningful improvement in gross margins during 2011.  While there is an upfront cost associated with the continued build out of our ConvergenceNow® Plus+ platform, we believe that there is an upward bias to our long-term gross margin as we leverage our growing on-device presence to deliver an increasing number of highly automated, cloud-based services.”

Other Fourth Quarter and Recent Business Highlights:

•                  Business outside of the AT&T relationship accounted for approximately $29.8 million of non-GAAP revenue, representing approximately 48% of total revenue.  Verizon Wireless remained the largest contributor to Synchronoss’ business outside of AT&T, representing over 10% of Synchronoss’ revenue for the quarter.  Business related to AT&T accounted for approximately $32.5 million of non-GAAP revenue, representing the other 52% of total revenue.

•                  Acquired privately-held Miyowa S.A. during December 2011.  As a leading provider of social network and messaging software for mobile devices, Miyowa integrates well with Synchronoss’ ConvergenceNow® Plus+™ strategy by incorporating the network address book with social networking.  Miyowa also expands our presence in Europe to help manage and drive anticipated growth in that region of the world with Vodafone, Orange and other customers.

•                  Announced that Robert Garcia was promoted from Chief Operating Officer to President, where he is responsible for the company’s day to day business and operating plans. David Berry re-joined Synchronoss in the position of Chief Innovation Officer, where he is focused on further developing the Synchronoss brand and product portfolio assisting in global growth and innovation. Karen Rosenberger was promoted to Senior Vice President of Finance and Chief Accounting Officer, following her role as the company’s Vice President of Finance and Controller.  Andrew Wilmott was promoted to Senior Vice President of Service Delivery and General Manager, following his role as the company’s Vice President and General Manager, Service Delivery.

Full Year 2011 Summary Financial Results

On a GAAP basis, revenues for the full year 2011 were $229.1 million, an increase of 38% compared to $166.0 million in the prior year. Gross profit was $122.5 million for 2011. Income from operations was $18.4 million and net income was $15.1 million, leading to 2011 diluted earnings per share of $0.43.

On a Non-GAAP basis, revenues for 2011 were $230.5 million, an increase of 35% compared to $170.2 million in the prior year. Gross profit for 2011 was $129.3 million, and gross margin was 56.1%, an increase from 53.6% for 2010.  Income from operations was $52.7 million for 2011, an increase of 44% compared to 2010.  Operating margin for 2011 was 22.9%, an increase from 21.6% for 2010.  Net income was $38.0 million for 2011, leading to diluted earnings per share of $0.98, an increase of 40% from $0.70 in the prior year.

Conference Call Details

In conjunction with this announcement, Synchronoss will host a conference call on Tuesday, February 7, 2012, at 4:30 p.m. (ET) to discuss the company’s financial results.  To access this call, dial 866-730-5768 (domestic) or 857-350-1592 (international). The pass code for the call is 69156099.  Additionally, a live web cast of the conference call will be available on the “Investor Relations” page on the company’s web site, www.synchronoss.com.

Following the conference call, a replay will be available at 888-286-8010 (domestic) or 617-801-6888 (international). The replay pass code is 97901267. An archived web cast of this conference call will also be available on the “Investor Relations” page of the company’s web site, www.synchronoss.com.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, gross profit, operating income, net income, effective tax rate, earnings per share and cash flows from operating activities. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back the deferred revenue write-down associated with FusionOne acquisition, fair value stock-based compensation expense, acquisition-related costs, changes in the contingent consideration obligation, deferred compensation expense related to earn outs and amortization of intangibles associated with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.

Synchronoss Technologies (NASDAQ: SNCR) is the world’s leading provider of transaction management, cloud enablement and connectivity services for connected devices. The company’s technology platforms ensure a simple and seamless on-demand channel for service providers and their customers. For more information visit us at:

Web: www.synchronoss.com

Blog: http://blog.synchronoss.com

Twitter: http://twitter.com/synchronoss

Forward-looking Statements

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meanings. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Synchronoss’ Annual Report on Form 10-K for the year ended December 31, 2010 and other documents filed with the U.S. Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

The Synchronoss logo, Synchronoss, ConvergenceNow, InterconnectNow, ConvergenceNow Plus+ and SmartMobility are trademarks of Synchronoss Technologies, Inc. All other trademarks are property of their respective owners.

SYNCHRONOSS TECHNOLOGIES, INC.

BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	December 31, 2011	December 31, 2010

ASSETS
Current assets:
Cash and cash equivalents	$69,430	$180,367
Marketable securities	51,504	1,766
Accounts receivable, net of allowance for doubtful accounts of $356 and $558 at December 31, 2011 and 2010, respectively	57,387	34,940
Prepaid expenses and other assets	16,061	8,606
Deferred tax assets	3,938	3,272
Total current assets	198,320	228,951
Marketable securities	31,642	7,502
Property and equipment, net	34,969	32,622
Goodwill	54,617	19,063
Intangible assets, net	63,969	33,231
Deferred tax assets	12,606	16,432
Other assets	2,495	2,598

Total assets	$398,618	$340,399

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,712	$7,013
Accrued expenses	24,153	12,999
Deferred revenues	8,834	5,143
Contingent consideration obligation	4,735	—
Total current liabilities	45,434	25,155
Lease financing obligation - long term	9,241	9,205
Contingent consideration obligation - long-term	8,432	16,915
Other liabilities	948	1,101
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000 shares authorized, 0 shares issued and outstanding at December 31, 2011 and 2010, respectively	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 41,063 and 38,863 shares issued; 38,394 and 36,863 outstanding at December 31, 2011 and 2010, respectively	4	4
Treasury stock, at cost (2,669 and 2,000 shares at December 31, 2011 and 2010, respectively)	(43,712)	(23,713)
Additional paid-in capital	307,586	255,656
Accumulated other comprehensive loss	(699)	(182)
Retained earnings	71,384	56,258

Total stockholders’ equity	334,563	288,023

Total liabilities and stockholders’ equity	$398,618	$340,399

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF INCOME

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Net revenues	$62,151	$49,232	$229,084	$165,969
Costs and expenses:
Cost of services (2)(3)(4)*	28,325	23,579	106,595	83,217
Research and development (2)(3)(4)	10,504	9,248	41,541	26,008
Selling, general and administrative (2)(3)(4)	12,973	10,433	44,886	33,743
Net change in contingent consideration obligation	(357)	6,263	2,954	4,295
Depreciation and amortization	3,710	2,945	14,739	9,403

Total costs and expenses	55,155	52,468	210,715	156,666

Income (loss) from operations	6,996	(3,236)	18,369	9,303
Interest and other income	896	118	1,810	1,058
Interest and other expense	(845)	(355)	(1,820)	(1,264)

Income (loss) before income tax expense	7,047	(3,473)	18,359	9,097
Income tax benefit (expense)	1,161	(481)	(3,233)	(5,223)

Net income (loss)	$8,208	$(3,954)	$15,126	$3,874

Net income (loss) per common share:
Basic (1)	$0.22	$(0.09)	$0.44	$0.12
Diluted (1)	$0.21	$(0.09)	$0.43	$0.12

Weighted-average common shares outstanding:
Basic	37,683	34,048	37,372	31,971
Diluted	38,755	34,048	38,619	33,011

* Cost of services excludes depreciation which is shown separately.

(1) Adjustment to net income (loss) for equity mark-to-market on contingent consideration obligation:
Net income (loss)	$8,208	$(3,954)	$15,126	$3,874
Income effect for equity mark-to-market on contingent consideration obligation, net of tax	—	864	1,466	(10)

Net income (loss) applicable to shares of common stock for earnings per share	$8,208	$(3,090)	$16,592	$3,864

(2) Amounts include fair value stock-based compensation as follows:
Cost of services	$1,308	$1,238	$4,981	$4,057
Research and development	1,579	619	4,510	1,950
Selling, general and administrative	2,725	2,351	11,236	6,965

Total fair value stock-based compensation expense	$5,612	$4,208	$20,727	$12,972

(3) Amounts include acquisition and restructuring costs as follows:
Cost of services	$—	$—	$15	$—
Research and development	—	211	253	344
Selling, general and administrative	2,149	278	2,491	3,196

Total acquisition and restructuring costs	$2,149	$489	$2,759	$3,540

(4) Amounts include fair value earn-out cash and stock compensation as follows:
Cost of services	$82	$77	$432	$81
Research and development	264	577	1,023	606
Selling, general and administrative	303	455	2,448	477

Total fair value earn-out cash and stock compensation expense	$649	$1,109	$3,903	$1,164

SYNCHRONOSS TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Non-GAAP financial measures and reconciliation:

GAAP Revenue	$62,151	$49,232	$229,084	$165,969
Add: Deferred Revenue Write-Down	150	1,968	1,387	4,277
Non-GAAP Revenue	$62,301	$51,200	$230,471	$170,246

GAAP Revenue	$62,151	$49,232	$229,084	$165,969
Less: Cost of Services	28,325	23,579	106,595	83,217
GAAP Gross Margin	33,826	25,653	122,489	82,752
Add: Deferred revenue write-down	150	1,968	1,387	4,277
Add: Fair value stock-based compensation	1,308	1,238	4,981	4,057
Add: Acquisition and restructuring costs	—	—	15	—
Add: Deferred compensation expense - earn-out	82	77	432	81
Non-GAAP Gross Margin	$35,366	$28,936	$129,304	$91,167
Non-GAAP Gross Margin %	57%	57%	56%	54%

GAAP income (loss) from operations	$6,996	$(3,236)	$18,369	$9,303
Add: Deferred revenue write-down	150	1,968	1,387	4,277
Add: Fair value stock-based compensation	5,612	4,208	20,727	12,972
Add: Acquisition and restructuring costs	2,149	489	2,759	3,540
Add: Net change in contingent consideration obligation	(357)	6,263	2,954	4,295
Add: Deferred compensation expense - earn-out	649	1,109	3,903	1,164
Add: Amortization expense	660	660	2,640	1,185
Non-GAAP income from operations	$15,859	$11,461	$52,739	$36,736
Non-GAAP income from operations %	25%	22%	23%	22%

GAAP net income (loss) attributable to common stockholders	$8,208	$(3,954)	$15,126	$3,874
Add: Deferred revenue write-down, net of tax	61	1,555	922	2,987
Add: Fair value stock-based compensation, net of tax	3,253	3,625	13,773	9,058
Add: Acquisition and restructuring costs, net of taxes	1,409	580	1,833	2,472
Add: Net change in contingent consideration obligation, net of tax	(341)	4,219	1,963	2,999
Add: Deferred compensation expense - earn-out, net of tax	330	779	2,594	813
Add: Amortization expense, net of tax	376	502	1,754	827
Non-GAAP net income	$13,296	$7,306	$37,965	$23,030
Diluted non-GAAP net income per share	$0.34	$0.21	$0.98	$0.70
Weighted shares outstanding - Diluted	38,755	35,571	38,619	33,011

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS

(in thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2011	2010

Operating activities:
Net income	$15,126	$3,874
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	14,739	9,403
Loss on disposal of fixed assets	—	94
Proceeds from insurance claim	622	—
Amortization of bond premium	(199)	(418)
Deferred income taxes	(642)	69
Non-cash interest on leased facility	918	913
Stock-based compensation	22,051	13,637
Changes in operating assets and liabilities:		—
Accounts receivable, net of allowance for doubtful accounts	(19,409)	(8,740)
Prepaid expenses and other current assets	597	(1,927)
Other assets	(349)	(1,695)
Accounts payable and accrued expenses	7,695	5,678
Contingent consideration obligation	2,188	4,795
Excess tax benefit from the exercise of stock options	(3,575)	(2,361)
Other liabilities	(183)	(228)
Deferred revenues	3,006	(1,352)
Net cash provided by operating activities	42,585	21,742

Investing activities:
Purchases of fixed assets	(14,732)	(15,423)
Proceeds from the sale of fixed assets	—	55
Proceeds from insurance claim	199	418
Purchases of marketable securities available-for-sale	(82,098)	(4,723)
Maturity of marketable securities available-for-sale	7,259	3,230
Business acquired, net of cash	(55,752)	(30,779)
Net cash used in investing activities	(145,124)	(47,222)

Financing activities:
Proceeds from the exercise of stock options	17,707	8,090
Payments on contingent consideration	(8,533)	—
Proceeds from secondary public offering, net of offering costs	—	106,637
Excess tax benefit from the exercise of stock options	3,576	2,361
Repurchase of common stock	(19,999)	—
Payments on capital obligations	(945)	(949)
Net cash (used in) provided by financing activities	(8,194)	116,139
Effect of exchange rate changes on cash	(204)	(216)
Net decrease in cash and cash equivalents	(110,937)	90,443
Cash and cash equivalents at beginning of year	180,367	89,924
Cash and cash equivalents at end of period	$69,430	$180,367

SYNCHRONOSS TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Cash Provided by Operating Activities

(in thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2011	2010

Non-GAAP cash provided by operating activities and reconciliation:

Net cash provided by operating activities (GAAP)	$42,585	$21,742
Add: Tax benefits from stock options exercised	3,575	2,361
Add: Cash payments on settlement of Earn-out	3,026	—
Adjusted cash flow provided by operating activities (Non-GAAP)	$49,186	$24,103

SOURCE: Synchronoss Technologies, Inc.

Synchronoss Technologies, Inc.

Investor:

Tim Dolan, 617-956-6727

investor@synchronoss.com

or

Media:

Stacie Hiras, 908-547-1260

Stacie.hiras@synchronoss.com